                                                                   EXHIBIT 10.19


                             Dated 30 January 2003

                            GLOBALSANTAFE CORPORATION
                                  as Guarantor

                                     - and -

                                 SOGELEASE B.V.

                           --------------------------

                             GUARANTEE AND INDEMNITY

                           --------------------------

           relating to the jack-up drilling unit known as "BRITANNIA"

                            WATSON, FARLEY & WILLIAMS
                                     LONDON

                                      INDEX

CLAUSE                                                                  PAGE
1     DEFINITIONS AND INTERPRETATION                                       1

2     GUARANTEE AND INDEMNITY                                              2

3     DEMANDS AND CERTIFICATES                                             3

4     TIME AND INDULGENCE                                                  3

5     CONTINUING SECURITY                                                  4

6     NO COMPETITION                                                       5

7     GUARANTOR'S OBLIGATIONS                                              6

8     REPRESENTATIONS AND WARRANTIES                                       6

9     COVENANTS                                                            7

10    PAYMENTS AND TAXES                                                   8

11    ACKNOWLEDGEMENT AND DECLARATION                                      9

12    ASSIGNMENT                                                          10

13    COSTS AND EXPENSES                                                  10

14    MISCELLANEOUS                                                       11

15    SUBMISSION TO JURISDICTION                                          12

16    JUDGMENT CURRENCY                                                   13

17    CONFIDENTIALITY                                                     13

18    VAT                                                                 14

19    NATURE OF DOCUMENT                                                  14

THIS GUARANTEE AND INDEMNITY is made on 30 January 2003

BETWEEN:

(1) GLOBALSANTAFE CORPORATION, a corporation incorporated under the laws of the Cayman Islands with its registered office c/o M&C Corporate Services Limited, PO Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands and having an office at 15375 Memorial Drive, Houston, Texas 77079 - 4101, U.S.A. (the "GUARANTOR") and

(2) SOGELEASE B.V. a company incorporated under the laws of the Netherlands whose principal office is at Rembrandt Tower, Amstelplein 1, 1096 HA, Amsterdam, The Netherlands ("SOGELEASE")

WHEREAS:

(A) Pursuant to the Head-Lease, North Sea as lessor has agreed, inter alia, to lease the Rig to Sogelease, as lessee upon the terms and conditions therein contained.

(B) Pursuant to the Sub-Lease, Sogelease has agreed, inter alia, to sub-lease the Rig to North Sea, upon the terms and conditions therein contained.

(C)   North Sea is a wholly owned subsidiary of the Guarantor.

(D) It is a condition precedent to the obligations of Sogelease under the Head-Lease and the Sub-Lease that the Guarantor executes and delivers this Guarantee and Indemnity to Sogelease.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1     DEFINITIONS AND INTERPRETATION

1.1 Save as otherwise expressly provided herein, words and expressions used in this Guarantee and Indemnity shall have the meanings, if any, respectively attributed thereto in the Head-Lease and the Sub-Lease. In this Guarantee and Indemnity (including the Recitals) the following words and expressions shall have the meanings respectively attributed to them below:

      "GROUP" means the Guarantor and its Affiliates from time to time;

      "GUARANTEED AGREEMENTS" means each of the Lease Documents;

      "GUARANTEED OBLIGATIONS" means any and all monies, liabilities and obligations (whether actual or contingent, whether now existing or hereafter arising, whether arising in respect of or attributable to the period prior to the date of this Guarantee and Indemnity or to any time hereafter whether or not for the payment of money, and including, without limitation, any obligation or liability to pay damages and including any interest which, but for the application of bankruptcy or insolvency laws, would have accrued on the amounts in question) which are now or which may at any time and from time to time hereafter be due, owing, payable, incurred or to be performed or be expressed to be due, owing, payable, incurred or to be performed from or by North Sea under or in connection with the Guaranteed Agreements;

      "HEAD-LEASE" means the lease in respect of the Rig entered or to be entered into between North Sea as lessor and Sogelease as lessee;

      "NORTH SEA" means GlobalSantaFe Drilling Company (North Sea) Limited, a company incorporated under the laws of England and Wales and having its registered office at Lothing Depot, North Quay, Commercial Road, Lowestoft NR32 2TF;

      "RIG" means the jack-up drilling unit known as "BRITANNIA" and more particularly described in the Head-Lease and the Sub-Lease; and

      "SUB-LEASE" means the lease in respect of the Rig entered or to be entered into between Sogelease as lessor and North Sea as lessee.

1.2 The provisions of Clause 1.2 (Construction of terms) of the Head-Lease shall also apply to this Guarantee and Indemnity as if expressly set out in this Guarantee and Indemnity except that all references to "Lease" are to be construed as references to this Guarantee and Indemnity.

1.3 A person who is not a party to this Guarantee and Indemnity may not enforce its rights under the Contracts (Rights of Third Parties) Act 1999.

1.4 If Sogelease considers, acting reasonably, that an amount paid by North Sea under a Lease Document is capable of being avoided or otherwise set aside on the liquidation or administration of North Sea or otherwise, then that amount shall not be considered to have been irrevocably paid for the purposes of the Lease Documents.

2     GUARANTEE AND INDEMNITY

2.1   The Guarantor:

(a) as primary obligor and not as surety only, unconditionally and irrevocably guarantees to Sogelease the due and punctual observance and performance by North Sea of each and every one of the Guaranteed Obligations;

(b) unconditionally and irrevocably undertakes with Sogelease that whenever North Sea fails to perform any of the Guaranteed Obligations when due (taking into account any relevant grace or cure periods under the Lease Documents), the Guarantor shall forthwith on demand by Sogelease perform such Guaranteed Obligation or cause such Guaranteed Obligation to be performed, punctually as if such Guaranteed Obligation were performed by North Sea, as the case may be; and

(c) hereby irrevocably and unconditionally undertakes, covenants and agrees with Sogelease as a primary obligation to indemnify Sogelease and each Indemnified Person and keep Sogelease and each Indemnified Person indemnified on demand and on a full indemnity basis for and against any and all Losses incurred or sustained by Sogelease or any indemnified person in relation to and arising out of the failure of North Sea duly and punctually to perform the Guaranteed Obligations or as a result of the whole or any part of the Guaranteed Obligations being or becoming void, voidable, unenforceable or ineffective as against North Sea, as the case may be, for any reason whatsoever, irrespective of whether such reason or any related fact or circumstance was known or ought to have been known to Sogelease or any of its officers, employees, agents or advisers.

2.2 In addition to its liabilities under Clause 2.1 the Guarantor shall pay or cause to be paid to Sogelease on demand interest at the Default Rate (both before and after judgment) accruing on a day to day basis, and on the basis of a three hundred and sixty (360) day year on each amount (or any part thereof) for the time being due to Sogelease under this Guarantee and Indemnity and unpaid from the date of demand on the Guarantor for payment until payment is made (but excluding the day on which value for any payment made is received by Sogelease) PROVIDED THAT interest shall not be payable by the

      Guarantor under this Clause 2.2 if and to the extent that interest on the same monies continues to accrue at the Default Rate under any of the Guaranteed Agreements and is guaranteed hereunder.

2.3 The Guarantor hereby agrees that for the purposes of this Guarantee and Indemnity, service by Sogelease on North Sea of a Termination Notice shall constitute a valid and effective service of such notice and North Sea shall be conclusively deemed to have become liable to make the payments expressed in clause 13.6 (Payment on Termination) of the Sub-Lease to be payable by North Sea to Sogelease upon service of such notice notwithstanding that, as between North Sea and Sogelease, Sogelease is, by virtue of any laws of England and Wales or any other applicable jurisdiction relating to bankruptcy, insolvency or administration or any similar laws, prohibited from serving such notice, repossessing the Rig or commencing or continuing any proceedings or other legal process in England and Wales or such other jurisdiction against North Sea.

3     DEMANDS AND CERTIFICATES

3.1 In order to make any demand under this Guarantee and Indemnity Sogelease shall serve upon the Guarantor a notice in writing.

3.2 Any certificate from any director, officer or authorised person of Sogelease or any agent of Sogelease contained in any demand, notice or other communication given or made by Sogelease under this Guarantee and Indemnity in relation to the amount of the Guarantor's liability in relation to the Guaranteed Obligations or any other amount payable by the Guarantor under this Guarantee and Indemnity shall be prima facie evidence that the facts stated in such certificate are true and correct.

3.3 Without prejudice to Clauses 3.1 and 3.2, Sogelease may at any time and from time to time issue further or corrected demands on the Guarantor in respect of any Guaranteed Obligation.

4     TIME AND INDULGENCE

      Sogelease shall be at liberty at all times and from time to time, whether before or after any demand for payment under this Guarantee and Indemnity and without discharging or in any way affecting the Guarantor's liability hereunder, to do all or any of the following:

(a) terminate, amend or novate or agree to the termination, amendment or novation (in accordance with the terms of the Guaranteed Agreements or as otherwise agreed between the parties to the relevant Guaranteed Agreement) of any of the Guaranteed Agreements in any manner whatsoever;

(b)   grant to North Sea or to any other person any time or indulgence;

(c) deal with, exchange, renew, vary, release, modify or abstain from perfecting or enforcing any securities, guarantees, or rights which Sogelease may now or hereafter have from or against North Sea or any other person in respect of the obligations of North Sea or such other person under or in respect of the Guaranteed Agreements or the transactions contemplated thereby;

(d) compound with, discharge or vary the liability of North Sea or any other person or guarantor to North Sea or concur in, accept or vary any compromise, arrangement or settlement with North Sea or any other person or guarantor or concur in or vary any deed of arrangement or deed of assignment for the benefit of creditors of any such person;

(e) omit to prove or fail to maintain any right of proof for or to claim or enforce payment of any dividend or composition; and

(f) take or omit to take any security from North Sea or any other person or guarantor in respect of the obligations of North Sea under or in respect of the Guaranteed Agreements or the transactions contemplated thereby, whether contemporaneously with this Guarantee and Indemnity or otherwise.

5     CONTINUING SECURITY

5.1   This Guarantee and Indemnity is continuing security and accordingly:

(a)   shall be binding on the Guarantor and its successors and assigns;

(b) the liability of the Guarantor under Clause 2 (Guarantee and Indemnity) will continue even if:

      (i) any discharge (including of any Guaranteed Obligation) is made in part or is made in whole and is subsequently avoided or must be restored on an insolvency, liquidation or in any way without limitation; or

      (ii) any arrangement is made on the faith of any payment, security or other disposition, which is or are avoided or must be restored on an insolvency, liquidation or in any way, without limitation;

(c) shall extend to the final balance of all sums payable by North Sea under or in connection with the Guaranteed Agreements;

(d) shall be in addition to and not in substitution for or derogation of any other security which Sogelease may at any time hold in respect of the obligations of North Sea under or in respect of the Guaranteed Agreements or the transactions contemplated thereby;

(e) shall not be discharged or in any way affected by any act taken or not taken by Sogelease, or any omission, matter or thing which, but for this provision, would reduce, release or prejudice any of the Guarantor's Obligations in whole or in part including, but not limited to,

      (i) any time or waiver granted to, or composition with, North Sea or any other person;

      (ii) the release of any other person under the terms of any composition or arrangement with any creditor of any member of the Guarantor's Group or any other person;

      (iii) the taking, variation, compromise, exchange, renewal or release of, or neglect to perfect, take up or enforce, any rights against North Sea or any other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument;

      (iv) any incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of North Sea or any other person;

      (v) any unenforceability, illegality or invalidity of any obligation of any person (other than Sogelease or any of its successors, permitted assignees and permitted transferees) under any Lease Document or any other document or security, to the intent that the Guarantor's Obligations shall remain in full force and the Guarantor's guarantees under this Deed shall be construed accordingly, as if there were no unenforceability, illegality or invalidity; or

      (vi) any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of North Sea under a Lease Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order so that each such obligation shall for the purposes of the Guarantor's Obligations be construed as if there were no such circumstances; and

(f) shall not be discharged or in any way affected by any merger with any other person or persons or restructuring of any nature whatsoever of, or any change of name by, North Sea, the Guarantor or any other person (whether or not the same is consented to, or otherwise approved by, Sogelease).

5.2 Until all amounts which may be owed now or in the future by North Sea under or in connection with the Lease Documents have been irrevocably paid in full, Sogelease (or any trustee or agent on its behalf) may, in the case of any insolvency or liquidation of North Sea, do the following:

(a) decide not to apply or enforce any other moneys, or enforce any security or rights held or received by Sogelease (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether or not against those amounts) and the Guarantor shall not be entitled to the benefit of them unless and until all amounts which may be owed now or in the future by Sogelease under or in connection with the Lease Documents have been irrevocably paid in full;

(b) hold in an interest-bearing suspense account any moneys received from the Guarantor, or on account of the Guarantors' liability.

6     NO COMPETITION

6.1 From the date or dates upon which any demand is properly made against the Guarantor under this Guarantee and Indemnity until such time as all amounts which may be owed now or in the future by North Sea under or in connection with the Lease Documents have been irrevocably paid in full and Sogelease is entitled to retain, payment of the Guaranteed Obligations in full, the Guarantor shall not by virtue of any payment made, security realised or moneys received for or on account of the Guarantor's liability under this Guarantee and Indemnity:

(a) be subrogated to any rights, security or moneys held, received or receivable by Sogelease or any other Indemnified Person (or any trustee or agent on its behalf) or be entitled to any right of contribution concerning any payment made under this Guarantee and Indemnity; or

(b) in the event of any liquidation or insolvency of North Sea, make or enforce any claim or right against North Sea or prove or vote as a creditor of North Sea or its estate in competition with Sogelease or any other Indemnified Person (or any trustee or agent on its behalf) in respect of any payment by the Guarantor hereunder or in respect of any outstanding actual or contingent liability between the Guarantor and North Sea; or

(c) in the event of any liquidation or insolvency of North Sea, in competition with Sogelease receive, claim or have the benefit of any payment, distribution, security or guarantee from or on account of North Sea or exercise any right of set off against North Sea, unless Sogelease otherwise directs.

6.2 The Guarantor shall hold in trust and forthwith pay or transfer to Sogelease any payment or distribution or benefit of security received by it contrary to this Clause 6 or as directed by Sogelease. If for any reason any such trust is invalid or unenforceable, the Guarantor shall pay and deliver to Sogelease, as the case may be, any amount equal to the payment or distribution which it would otherwise have been bound to hold in trust for the same.

7     GUARANTOR'S OBLIGATIONS

7.1 The Guarantor's obligations under this Guarantee and Indemnity are those of primary obligor and exist irrespective of any total or partial invalidity, illegality or unenforceability of any of the Guaranteed Agreements. The Guarantor agrees as a separate and independent stipulation that if any sum arising under any liability under the guarantees or the indemnities contained herein is not or would not be recoverable on the footing of a guarantee or an indemnity, whether by reason of any legal limitation, disability or incapacity on or of North Sea or any other act or circumstance whether known to Sogelease or not (including without limiting the generality of the foregoing the bankruptcy, insolvency, winding-up, administration, liquidation or reorganisation of North Sea, the loss for any reason whatsoever by North Sea of its corporate status or existence, or any other fact or circumstance which would or might otherwise constitute a legal or equitable discharge of or defence to the Guarantor), such sum shall nevertheless be recoverable from the Guarantor as a sole and principal debtor and shall be paid or caused to be paid by the Guarantor upon demand by Sogelease.

7.2 Sogelease shall not be obliged before making demand under or taking steps to enforce this Guarantee and Indemnity:

(a) to do anything other than make a demand for payment in accordance with the provisions of the relevant Guaranteed Agreement;

(b) to take action or obtain judgment against North Sea or any other person in any court or tribunal;

(c) to make or file any claim in a bankruptcy or liquidation of North Sea or any other person; or

(d) to exercise diligence against North Sea or any other person under any of the Guaranteed Agreements or the transactions contemplated thereby.

7.3 The Guarantor waives and agrees not to enforce or claim the benefit of any and all rights it has or may from time to time have as surety under any applicable law which is or may be inconsistent with any of the provisions of this Guarantee and Indemnity.

8     REPRESENTATIONS AND WARRANTIES

      The Guarantor acknowledges that Sogelease has entered into the Lease Documents in full reliance on representations and warranties by the Guarantor in the terms set out in this Clause 8 and the Guarantor now represents and warrants to Sogelease that the following statements are at the date hereof true and accurate, namely that:

(a) it is duly incorporated, in good standing and validly existing under the laws of the Cayman Islands, and has power to own its assets and carry on its business as it is now being conducted;

(b) it has power to execute, deliver and perform its obligations, and to carry out the transactions contemplated by, this Guarantee and Indemnity and all necessary corporate and other action has been taken to authorise the execution, delivery and performance of this Guarantee and Indemnity;

(c) its obligations under this Guarantee and Indemnity constitute its valid, binding and legally enforceable obligations except as enforcement may be limited by any relevant bankruptcy, insolvency, administration or similar laws affecting creditors' rights generally and by general principles of equity and subject to any relevant qualifications material in any of the legal opinions to be delivered pursuant to the Lease Documents;

(d) the execution, delivery and performance by it of this Guarantee and Indemnity does not:

      (i) contravene any applicable law or regulation or any order of any governmental or other official authority, body or agency to which it is subject in the Cayman Islands or the State of Texas or, so far as it is aware, any judgment, order or decree of any court having jurisdiction over it;

      (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which it is a party or any licence or other authorisation to which it is subject or is binding upon it; or

      (iii) contravene or conflict with its constitutional documents;

(e) it has not taken any action nor, so far as it is aware, have any steps been taken or legal proceedings been started against it for winding-up, dissolution or re-organisation or any analogous procedures in any other jurisdiction, or for the appointment of a liquidator, receiver, administrative receiver, or administrator, trustee or similar officer or any analogous officer in any other jurisdiction of it or of any of its assets;

(f) no authorisations, approvals, licences, consents, filings, registrations, payment of duties or Taxes or notarisations are required in the Cayman Islands (unless an original of the Guarantee and Indemnity is brought into the Cayman Islands) or the State of Texas:

      (i) for the performance and discharge of its obligations under this Guarantee and Indemnity; and

      (ii) in connection with the execution, delivery, validity, enforceability or admissibility in evidence of this Guarantee and Indemnity.

(g) its obligations under this Guarantee and Indemnity rank at least pari passu with all other present and future unsecured unsubordinated obligations of the Guarantor other than obligations preferred by laws applicable to corporations generally in the Cayman Islands;

(h) it is not, nor is it deemed for the purposes of any law to be, insolvent or unable to pay its debts as they fall due;

(i) no litigation, arbitration or administrative proceedings are current or to the best of its knowledge and belief after due enquiry pending or threatened which if adversely determined might have a material adverse effect on the Guarantor's financial condition or the Guarantor's obligations under this Guarantee and Indemnity.

9     COVENANTS

      The Guarantor hereby covenants with Sogelease that, so long as it remains under any liability, actual or contingent, under this Guarantee and
      Indemnity:

(a) it will provide to Sogelease such financial and other information relating to the Group as is publicly available or as the Guarantor makes available to its creditors generally including, without limitation, copies of the quarterly unaudited and annual consolidated audited accounts of the Group no later than sixty (60) days after the end of the quarterly period or one hundred and twenty (120) days after the end of the annual period (as the case may be) to which they relate;

(b) it will provide to Sogelease promptly, such further information as is reasonably available to the Guarantor or any other member of the Group regarding the financial condition and operations of the Guarantor or any other member of the Group, as Sogelease may reasonably request as soon as practicable after receipt of such request;

(c) it will at all times, and from time to time, obtain, maintain, preserve and keep in full force and effect any permits, consents, licences and other authorisations governmental or otherwise as are from time to time necessary for the performance of its obligations under this Guarantee and Indemnity and comply with any conditions attached thereto;

(d) except with the prior written consent of Sogelease, it will not take or accept any Encumbrance from North Sea or any other person in respect of the Guarantor's liability under this Guarantee and Indemnity PROVIDED HOWEVER THAT any such Encumbrance taken with or without such consent shall be held by the Guarantor for the benefit of and on trust for Sogelease so long as the Guarantor remains under any actual or contingent liability under this Guarantee and Indemnity;

(e) North Sea, for so long as it has any duties, liabilities or obligations to Sogelease under the Lease Documents will remain a subsidiary;

(f) its obligations hereunder do and will rank at least pari passu with all other present and future unsecured unsubordinated obligations of the Guarantor other than obligations preferred by laws applicable to corporations generally in the Cayman Islands; and

(g)   North Sea will be an Affiliate of the Guarantor.

10    PAYMENTS AND TAXES

10.1 All sums payable to Sogelease or any Indemnified Person pursuant to or in connection with this Guarantee and Indemnity or any document contemplated by or entered into pursuant hereto, shall be paid in full without any set-off or counterclaim whatsoever and free and clear of all deductions or withholdings whatsoever save only as may be required by law.

10.2 If any deduction or withholding is required by law in respect of any payment due to Sogelease or any Indemnified Person pursuant to or in connection with this Guarantee and Indemnity or any document contemplated by or entered into pursuant hereto, the Guarantor shall:

(a) ensure or procure that the deduction or withholding is made and that it does not exceed the minimum legal requirement therefor;

(b) pay, or procure the payment within the period for payment permitted by applicable law of the full amount deducted or withheld to the relevant Taxation or other authority in accordance with the applicable law;

(c) increase the payment in respect of which the deduction or withholding is required so that the net amount received by Sogelease or the Indemnified Person in question after the deduction or withholding (and after taking account of any further deduction or withholding which is required to be made which arises as a consequence of the increase) shall be equal to the amount which Sogelease or the Indemnified Person in question would have been entitled to receive in the absence of any requirement to make a deduction or withholding; and

(d) promptly deliver or procure the delivery to Sogelease or the Indemnified Person in question of appropriate receipts evidencing the deduction or withholding which has been made;

      PROVIDED THAT if Sogelease determines, in its absolute discretion, that it has received, realised, utilised and retained a Tax benefit by reason of any deduction or withholding in respect of which the Guarantor has made an increased payment under this Clause 10.2, Sogelease shall, provided it has received all amounts which are then due and payable by the Guarantor under any of the provisions of this Guarantee and Indemnity, pay to the

      Guarantor (to the extent that Sogelease can do so without prejudicing the amount of that benefit and the right of Sogelease to obtain any other benefit, relief or allowance which may be available to it) such amount, if any, as Sogelease in its absolute discretion, shall determine will leave Sogelease in no better and no worse position than Sogelease would have been in if the deduction or withholding had not been required;

      PROVIDED FURTHER THAT:

      (i) Sogelease shall have an absolute discretion as to the time at which and the order and manner in which it realises or utilises any Tax benefit;

      (ii) Sogelease shall not be obliged to disclose any information regarding its business, Tax affairs or Tax computations or those of any member of the Sub-Lessor Group;

      (iii) if Sogelease has made a payment to the Guarantor pursuant to this Clause 10.2 on account of any Tax benefit and it subsequently transpires that Sogelease did not receive that Tax benefit, or received a lesser Tax benefit, the Guarantor shall pay on demand to Sogelease such sum as Sogelease may in its absolute discretion determine being necessary to restore the after-Tax position of Sogelease to that which it would have been had no adjustment under this proviso (iii) been necessary;

      (iv)  Sogelease shall not be obliged to make any payment under this Clause
            10.2 if, by doing so, it would contravene the terms of any applicable law or any notice, direction or requirement of any governmental or regulatory authority (whether or not having the force of law).

10.3 If the Guarantor requests Sogelease, in writing, to make an appropriate application in writing to an appropriate Tax authority pursuant to the provisions of a double tax treaty for relief (whether in whole or in part) in respect of any deduction or withholding on account of Taxes required by law, Sogelease shall (provided that Sogelease is fully indemnified by the Guarantor in terms satisfactory to Sogelease in respect of any costs, expenses, losses or damage incurred or suffered by Sogelease in connection therewith) take such action as the Guarantor shall reasonably request to make such application to an applicable Tax authority. Sogelease shall be under no obligation to appeal, contest or dispute any decision, ruling or determination by a Tax authority that the provisions of the double tax treaty in respect of which the application referred to in this Clause is made do not apply to the deduction of withholding on account of Taxes in respect of which that application is made. If Sogelease subsequently obtains a repayment (whether in whole or in part) of such deduction or withholding from that Tax authority in circumstances where North Sea has made an increased payment under Clause 10.2 Sogelease shall, PROVIDED THAT Sogelease has received all amounts which are then due and payable by the Guarantor under any of the provisions of this Guarantee and Indemnity pay to the Guarantor such amount of the repayment as Sogelease considers, in its absolute discretion, will leave Sogelease in no worse position than Sogelease would have been in if the deduction or withholding had not been required.

11    ACKNOWLEDGEMENT AND DECLARATION

      The Guarantor agrees, acknowledges and declares that subject to Clause 5 (Continuing Security):

(a) if any payment received by Sogelease in respect of monies owing or due and payable by North Sea shall on the subsequent insolvency or liquidation of the North Sea be avoided under any laws relating to insolvency or liquidation, such payment shall not be considered as discharging or diminishing the liability of the Guarantor under this Guarantee and


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

      Indemnity and this Guarantee and Indemnity shall continue to apply as if such payment had at all times remained owing by North Sea;

(b) this Guarantee and Indemnity shall remain the property of Sogelease and notwithstanding that all monies and liabilities due or incurred by North Sea to Sogelease which are guaranteed hereunder shall have been paid or discharged, Sogelease shall be entitled not to discharge this Guarantee and Indemnity or any security held by Sogelease for the obligations of the Guarantor hereunder until Sogelease has received, at the Guarantor's expense, such legal opinions as Sogelease shall reasonably require in terms satisfactory to Sogelease relating to those aspects of the laws of any relevant jurisdictions concerning the ability to set aside any such payment or discharge and in the event of bankruptcy, winding-up or any similar proceedings being commenced in respect of North Sea Sogelease shall be at liberty not to discharge this Guarantee and Indemnity or any security held by Sogelease for the obligations of the Guarantor hereunder for and during such further period as Sogelease may reasonably determine;

(c) if the Guarantor has not paid to Sogelease the full amount of all sums then due under this Guarantee and Indemnity, Sogelease shall be entitled, for the purpose of enabling Sogelease to sue North Sea and/or any other guarantor of the liabilities which are guaranteed by this Guarantee and Indemnity or for proving in its or their liquidation or in any similar proceedings for any monies due and unpaid by North Sea to Sogelease, at any time place and keep for such time as it may think fit any monies received hereunder, or under any, of such other guarantees or from any other person, to the credit of an interest bearing securities realised account or accounts (the rate of interest being earned on such monies in such account or accounts being the rate of interest extended at that time to the other customers of Sogelease of similar creditworthiness at that time as the Guarantor) without any obligation on the part of Sogelease to apply the same or any part thereof in or towards the discharge of the indebtedness and liabilities of North Sea to Sogelease; and

(d) it has received executed copies of, and is aware of the terms of, the Guaranteed Agreements.

12    ASSIGNMENT

12.1  ASSIGNMENT BY SOGELEASE

      Sogelease shall only be entitled to assign or otherwise transfer its rights under this Guarantee to the same extent, and in the same manner, as assignment of its rights under the Sub-Lease is permitted.

12.2  ASSIGNMENT BY GUARANTOR

      The Guarantor may not assign, transfer or part with any of its rights or obligations under this Guarantee and Indemnity without the prior written consent of Sogelease which Sogelease may withhold in its absolute discretion.

13    COSTS AND EXPENSES

      The Guarantor shall indemnify Sogelease on a full indemnity basis, from and against, and on demand reimburse Sogelease for all costs, charges and expenses (and including any VAT payable in connection therewith), properly (and prior to the occurrence of a Termination Event, reasonably) incurred by Sogelease in connection with or incidental to the protection and preservation of the security hereby constituted or the exercise or enforcement of, or in endeavouring to exercise or enforce, any right or remedy conferred upon Sogelease hereunder or by law including in connection with any action brought by Sogelease to recover any payment due hereunder, or relating to any breach of any covenant or obligation in this Guarantee and Indemnity, whether or not any such action progresses to judgment.

14    MISCELLANEOUS

14.1  DELAY IN ENFORCEMENT, WAIVERS ETC.

      All waivers of any right, power or privilege by either party hereto shall be in writing signed by such party. No failure or delay on the part of either party in exercising any power or right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power preclude any other or further exercise of any such right or power. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law or in equity.

14.2  VARIATION

      This Guarantee and Indemnity shall only be amended, modified or varied by an instrument in writing executed by or on behalf of the parties hereto.

14.3  INVALIDITY

      If any term or provision of this Guarantee and Indemnity or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable under any applicable law neither the remainder of this Guarantee and Indemnity or application of such term or provision to persons or circumstances other than those as to which it is already invalid or unenforceable shall be affected thereby nor shall the validity, legality and enforceability of such term or provision under the laws of any other jurisdiction be in any way affected or impaired.

14.4  NOTICES

(a) Any demand, consent, record, election or notice (a "NOTICE") required or permitted to be given by either party to the other under this Guarantee and Indemnity shall be in writing and sent by first class prepaid airmail post or by facsimile transmission or delivered by hand addressed as follows:

      (i)   if to the Guarantor to:
            GlobalSantaFe Corporation
            15375 Memorial Drive
            Houston
            Texas 77079
            USA

            Attention:  Legal Department
            Facsimile:  + 281 925 6675

      (ii)  if to Sogelease to:
            Sogelease B.V.
            Rembrandt Tower
            Amstelplein 1
            1096 HA
            Amsterdam
            The Netherlands

            Attention:  Head of Lease Administration
            Facsimile:  +31 20 4635 358

      or in each case to such other person or address or facsimile number as one party may, by not less than three (3) Business Days' notice, notify in writing to the other party hereto.

(b) Any Notice shall be deemed to have been given or received to or by the party to whom it is addressed ten (10) days following posting, if posted by first class prepaid airmail post and on delivery, if delivered by hand and, in the case of a facsimile transmission, upon receipt by the sender of a transmission report showing the Notice has been sent in its entirety. The sender of a Notice by facsimile shall despatch an original of such Notice in the first class airmail post with postage prepaid in an envelope addressed to the recipient of the facsimile at its address stated in Clause 14.4(a) but the facsimile Notice shall be the definitive Notice for the purposes of this Guarantee and Indemnity.

14.5  APPLICABLE LAW

      This Guarantee and Indemnity shall be governed by and construed, and performance thereof shall be determined, in accordance with the laws of England.

14.6  COUNTERPARTS

      This Guarantee and Indemnity may be executed in several counterparts and any single counterpart or set of counterparts, signed in either case by all of the parties, shall be deemed to be an original, and all taken together shall constitute one and the same instrument.

14.7  FURTHER ASSURANCES

      The Guarantor agrees from time to time, and at the Guarantor's expense, to do and perform such other and further acts and execute and deliver any and all such other instruments as may be required by law or reasonably requested by Sogelease to establish, maintain and protect the rights and remedies of Sogelease and to carry out and effect the intent and purpose of this Guarantee and Indemnity.

14.8  ENTIRE AGREEMENT

      This Guarantee and Indemnity, in conjunction with the Lease Documents and any letter agreements of even date herewith between the Guarantor and Sogelease, constitutes the entire agreement between the parties hereto in relation to this Guarantee and Indemnity and supersedes all previous proposals, agreements and other written and oral communications in relation thereto.

15    SUBMISSION TO JURISDICTION

15.1 For the exclusive benefit of Sogelease, the Guarantor hereby submits to the non-exclusive jurisdiction of the courts of England with regard to this Guarantee and Indemnity. Any legal action or proceedings with respect to this Guarantee and Indemnity may be brought in the courts of England or such other jurisdiction, as Sogelease may elect. By its execution and delivery of this Guarantee and Indemnity, the Guarantor:

(a) waives any objections on the grounds of venue or forum non conveniens or any similar grounds and agrees that legal proceedings in any one or more jurisdictions shall not preclude legal proceedings in any other jurisdiction with respect to this Guarantee and Indemnity;

(b) hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts with respect to this Guarantee and Indemnity;

(c) agrees that final judgment against it in any action or proceedings shall be conclusive and may be enforced in any other jurisdiction with respect to this Guarantee and Indemnity within or outside England by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and of the amount of its indebtedness; and

(d) hereby consents generally in respect of any legal action or proceeding arising out of or in connection with this Guarantee and Indemnity to the giving of any relief or the issue of any process in connection with such action or proceeding. including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding.

15.2 The Guarantor, in the case of the courts of England, hereby designates. appoints and empowers WFW Legal Services Limited (quoting reference DNO/10150.20001) at the address of its registered office for the time being (currently 15 Appold Street, London EC2A 2HB) to receive, for and on behalf of it, service of process in such jurisdiction in any legal action or proceedings with respect to this Guarantee and Indemnity. The Guarantor undertakes to maintain an agent for the service of process in England at all times whilst the Guarantor has any liability, actual or contingent, under this Guarantee and Indemnity and if, for any reason such agent named above or its successor shall no longer serve as agent of the Guarantor to receive service of process in England the Guarantor shall promptly appoint a successor in England and advise Sogelease thereof.

16    JUDGMENT CURRENCY

      If, under any applicable law, whether as a result of a judgment against the Guarantor or the liquidation of the Guarantor or for any other reason, any payment under or in connection with this Guarantee and Indemnity is made or is recovered in a currency (the "OTHER CURRENCY") other than that in which it is required to be paid hereunder (the "ORIGINAL CURRENCY") then, to the extent that the payment (when converted at the rate of exchange and after deducting commission on the date of payment or, in the case of a liquidation, the latest date for the determination of liabilities permitted by the applicable law) falls short of the amount which is required to be paid under or in connection with this Guarantee and Indemnity as aforesaid, the Guarantor shall as a separate and independent obligation fully indemnify Sogelease on demand against the amount of the shortfall: and for the purposes of this Clause 16 "RATE OF EXCHANGE" means the rate at which Sogelease is able as at 11.00 a.m. (London time) on the relevant date to purchase the Original Currency with the Other Currency.

17    CONFIDENTIALITY

17.1 CONFIDENTIALITY. Each party hereto undertakes to the other party not to disclose (without the other party's prior written consent) to any third party any information relating to the transactions effected by the Lease Documents, PROVIDED THAT the restrictions contained in this Clause 17.1 shall not apply to:

(a) any information which has become part of public knowledge or literature (except through a breach of this Clause 17.1);

(b) any disclosure by Sogelease to any member of the Sub-Lessor Group or North Sea to any member of the Guarantor's Group or to any of its agents or advisers or, in the case of members of the Sub-Lessor Group or Guarantor's Group, any of the applicable members' agents or advisers; or

(c) any disclosure to any actual or potential or assignee, PROVIDED THAT no such disclosure may be made without the disclosing party first obtaining from the other party concerned suitable undertakings as to confidentiality; or

(d) to the extent required by law or applicable regulation (including regulations of the US Securities Exchange Commission) or in connection with any proceedings for enforcement of rights or benefits, or protection of rights or benefits, under any Lease Document, or required by any governmental, regulatory or taxing authority.

18    VAT

18.1 All payments due to Sogelease under this Guarantee and Indemnity are calculated without regard to VAT which, if applicable, will be added at the appropriate rate. If any VAT is due, the Guarantor shall pay to Sogelease such VAT together with any interest and penalties thereon on demand by Sogelease, such demand to be made no earlier than such date as shall be reasonably necessary to enable the VAT to be paid on the last date for the payment of such VAT to avoid incurring interest and penalties. Sogelease shall promptly provide the Guarantor with a valid VAT invoice in respect of each supply made by Sogelease under this Guarantee and Indemnity and such invoice shall comply with all relevant laws and regulations relating to VAT (and, in particular, Part III of the Value-Added Tax Regulations 1995 (as amended)).

18.2  If the Guarantor pays Sogelease an amount in respect of VAT under Clause
      18.1 and HM Customs & Excise ("CUSTOMS") rules that all or part of it was not properly chargeable (an "INCORRECT VAT CHARGE") the party receiving the ruling shall immediately notify the other of it and, Sogelease shall pay to the Guarantor no later than five (5) Business Days after such notification an amount equal to that Incorrect VAT Charge together with any interest paid by Customs in respect of such Incorrect VAT Charge.

19    NATURE OF DOCUMENT

      This Guarantee and Indemnity is a deed.

IN WITNESS whereof the Guarantor and Sogelease have caused this Guarantee and Indemnity to be duly executed and delivered, in the case of the Guarantor as its deed the day and year first above written.

EXECUTED AND DELIVERED        )
as a DEED by                  )    /s/ Michael R. Dawson
GLOBALSANTAFE CORPORATION     )
in the presence of:           )
/s/ Walter Andrew Baker


SIGNED by                           )
for and on behalf of SOGELEASE B.V. )   /s/ Niek Volkers
in the presence of:                 )
/s/ Neill Proudfoot
                                       15